UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2010
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 19, 2010, Delta Petroleum Corporation (“Delta”) entered into a Severance Agreement with John R. Wallace, Delta’s former President and Chief Operating Officer. As previously reported, Mr. Wallace resigned from all of his positions as a director, officer and employee of Delta and any of its subsidiaries as of the close of business on July 6, 2010. In consideration for Mr. Wallace’s resignation and his agreement to (a) relinquish certain rights under his employment agreement, his change-in-control agreement, certain stock agreements, and any and all rights he may have had to any other salary, bonus or other compensation, and (b) make himself reasonably available to answer questions and assist in transitional matters, Delta has agreed to pay Mr. Wallace $1,600,000 in cash, payable on October 29, 2010, and to maintain continued group health plan coverage under COBRA for Mr. Wallace. The Severance Agreement also contains mutual releases and non-disparagement provisions, as well as other customary terms.
     The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Severance Agreement by and between Delta Petroleum Corporation and John R. Wallace, effective October 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010 Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Severance Agreement by and between Delta Petroleum Corporation and John R. Wallace, effective October 19, 2010.